UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 18, 2026

Datavault AI Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38608	30-1135279
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square, 2005 Market Street, Suite 2400, Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

(408) - 627-4716

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DVLT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On August 18, 2026 (the “Closing Date” and the “Effective Date”), Datavault AI Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Streeterville Capital, LLC, a Utah limited liability company and accredited investor (the “Investor”), and completed the initial closing of the transactions contemplated thereby. Pursuant to the Purchase Agreement, the Company issued and sold to the Investor (i) an unsecured convertible promissory note in the original principal amount of $25,030,000 (the “Note”), which is convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Shares”), and (ii) 15,000,000 Common Shares to be used as pre-delivery shares (the “Pre-Delivery Shares”), for an aggregate purchase price of $25,001,500, consisting of $25,000,000 for the Note and $1,500 for the Pre-Delivery Shares. The Common Shares issuable upon conversion of, or otherwise pursuant to, the Note and any Additional Notes (as defined below) are referred to herein as the “Conversion Shares.” Pursuant to the Purchase Agreement, the Investor also received the right to purchase from time to time up to $25,000,000 in aggregate principal amount of additional unsecured convertible promissory notes (the “Additional Notes”), in connection with which the Company may issue additional pre-delivery shares (the “Additional Pre-Delivery Shares”), in each case as described below.

In connection with the closing, the Company filed a prospectus supplement pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the Company’s effective shelf registration statement on Form S-3 (File No. 333-294502), covering the offer and sale of the Note, the Additional Notes, the Pre-Delivery Shares, the Additional Pre-Delivery Shares and the Conversion Shares. The Company also established an initial reserve of 300,000,000 Common Shares for issuances of Conversion Shares under the Note and any Additional Notes (the “Share Reserve”) and agreed to increase the Share Reserve in increments of 1,000,000 Common Shares as required under the Purchase Agreement. The Purchase Agreement contains customary representations, warranties and covenants of the Company and the Investor.

The Note

The Note has an original principal amount of $25,030,000 and was issued for a purchase price of $25,000,000. The additional $30,000 included in the principal amount represents the Investor’s transaction expenses. The Note is unsecured, bears interest at a rate of 8% per annum and matures thirty (30) months after the purchase price of the Note is delivered by the Investor to the Company.

The Investor may convert all or any portion of the outstanding balance of the Note into Common Shares at a fixed conversion price of $1.55 per share, subject to adjustment in accordance with the terms of the Note. In addition, during the period beginning September 1, 2026 and ending December 31, 2026, following the occurrence of a Limited Redemption Event (as defined in the Note), the Investor may convert a portion of the outstanding balance of the Note at the Market Price (as defined below), subject to the Maximum Limited Conversion Amount (as defined in the Note). Beginning January 1, 2027, the Investor may convert all or any portion of the outstanding balance of the Note at a conversion price equal to 92% of the lowest daily volume-weighted average price of the Common Shares during the seven (7) Trading Days immediately preceding the applicable conversion date (the “Market Price”), without regard to the Maximum Limited Conversion Amount. If the outstanding balance of the Note is at least $15,000,000 on October 1, 2026, the Investor’s right to convert all or any portion of the outstanding balance of the Note at the Market Price will commence on October 1, 2026 rather than January 1, 2027. Each amount converted under the Note includes make-whole interest calculated as if the amount being converted had remained outstanding through the maturity date.

Upon ten (10) Trading Days’ prior written notice, the Company may prepay all or any portion of the outstanding balance of the Note, other than any portion for which the Investor has delivered a conversion notice and the applicable Conversion Shares have not yet been delivered. During the period beginning on the Effective Date and ending on the date that is ninety (90) days thereafter, the applicable prepayment amount is equal to 110% of the portion of the outstanding balance being prepaid. On or after the ninety-first (91st) day following the Effective Date, the applicable prepayment amount is equal to 120% of the portion of the outstanding balance being prepaid. The Company may not prepay the Note during the first ninety (90) days following the Effective Date unless the Company has obtained the Approval (as defined below).

At any time during the 12-month period following the Closing Date, the Investor has the right, but not the obligation, to invest up to an additional $25,000,000 through the purchase of one or more Additional Notes from time to time, on the same terms and conditions as the Note (the “Reinvestment Right”). Each Additional Note will have a new thirty (30)-month maturity date, although the dates of September 1, 2026, October 1, 2026, December 31, 2026 and January 1, 2027 set forth in the Note will remain fixed and will not be extended. Upon each exercise of the Reinvestment Right, the Company will issue Additional Pre-Delivery Shares such that the total number of Pre-Delivery Shares issued to the Investor equals 4.99% of the Company’s issued and outstanding Common Shares as of the applicable date. The Company has also agreed to register the Common Shares issuable pursuant to the Additional Notes and the Additional Pre-Delivery Shares on a shelf registration statement on Form S-3. Beginning six (6) months after the Company obtains the Approval, the Company may terminate the Reinvestment Right upon ten (10) Trading Days’ prior written notice, subject to the Investor’s right to exercise the Reinvestment Right during such notice period.

The Note and any Additional Notes are subject to a beneficial ownership limitation that prohibits any conversion to the extent that, after giving effect to the conversion, the Investor and its affiliates would beneficially own more than 9.99% of the Company’s outstanding Common Shares. In addition, the cumulative number of Common Shares issued to the Investor pursuant to conversions of the Note, conversions in connection with the Reinvestment Right and issuances of Pre-Delivery Shares may not exceed the limitations imposed by Nasdaq Listing Rule 5635(d) (the “Exchange Cap”) unless and until the Company obtains stockholder approval for issuances in excess of the Exchange Cap (the “Approval”) or the Exchange Cap is otherwise inapplicable. The Company has agreed to seek the Approval within ninety (90) days after the Closing Date and, if the Approval is not obtained at the Company’s next stockholder meeting, to continue seeking the Approval every ninety (90) days thereafter until it is obtained.

Voting Agreement

In connection with the transactions contemplated by the Purchase Agreement, on August 18, 2026, the Investor and certain stockholders of the Company (each, a “Major Stockholder” and collectively, the “Major Stockholders”) entered into a voting agreement (the “Voting Agreement”). Pursuant to the Voting Agreement, each Major Stockholder agreed to vote all Common Shares and any shares of the Company’s preferred stock now or hereafter held by such Major Stockholder in favor of the Approval, the issuance of Common Shares to the Investor in excess of the Exchange Cap, and the approval of the Transaction Documents and the transactions contemplated thereby, in each instance in which the Approval is sought. Each Major Stockholder also granted to the Investor an irrevocable proxy, coupled with an interest, to vote all Common Shares and shares of the Company’s preferred stock held by such Major Stockholder in favor of the Approval if such Major Stockholder fails to vote as required under the Voting Agreement. In the event any Major Stockholder fails to comply with any term or provision of the Voting Agreement, the Investor will be entitled to liquidated damages in the amount of $25,000,000, representing the purchase price for the Note.

The foregoing descriptions of the Purchase Agreement, the Note and the Voting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1, 4.1 and 10.2, respectively, to this Current Report on Form 8-K (this “Form 8-K”) and are incorporated herein by reference. The legal opinion, including the related consent, of Sullivan & Worcester LLP relating to the issuance of the Note, the Additional Notes, the Conversion Shares, the Pre-Delivery Shares and the Additional Pre-Delivery Shares is filed as Exhibit 5.1 to this Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Convertible Promissory Note, dated August 18, 2026
5.1	Opinion of Sullivan & Worcester LLP
10.1	Securities Purchase Agreement, dated August 18, 2026
10.2	Voting Agreement, dated August 18, 2026
23.1	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2026	DATAVAULT AI INC.

	By:	/s/ Nathaniel Bradley
		Name:	Nathaniel Bradley
		Title:	Chief Executive Officer